Exhibit 10.3

Kerr-McGee North Sea (U.K.) Limited Ninian House Crawpell Road Altens Aberdeen AB12 3LG.

30th August 2005

Centrica Resources Limited
Millstream East
Maidenhead Road
Windsor
Berkshire SL4 5GD.

Dear Sirs

We refer to the sale and purchase agreement executed on 6th August 2005 between Kerr-McGee North Sea (U.K.) Limited (“Kerr-McGee”) and Centrica Resources Limited (“Centrica”) in respect of Kerr-McGee’s interests in the Buckland Field (the “Buckland SPA”) and the sale and purchase agreement executed on 6th August 2005 between Kerr-McGee North Sea (U.K.) Limited and Centrica Resources Limited in respect of Kerr-McGee’s interests in the Skene Field (the “Skene SPA”).

In order to more clearly reflect the intention of the parties we agree that

(1) with effect from 6th August 2005 the text of Schedule 7 to the Buckland SPA shall be deleted and replaced with the following text:

Buckland Field

The following interests held by Kerr-McGee North Sea (U.K.) Limited:

Kerr-McGee’s thirty three decimal three three three three three three three percent (33.3333333%) interest in UKCS Licence P.103 Area G and Area W, as Areas G and W are defined in the Restated Northern Waters Joint Operating Agreement dated 9th November 1995 as amended.

(2) with effect from 6th August 2005 the text of Schedule 7 to the Skene SPA shall be deleted and replaced with the following text:

Skene Field

The following interest held by Kerr-McGee North Sea (U.K.) Limited:

Kerr-McGee’s thirty three decimal three three three three three three three percent (33.3333333%) interest in UKCS Licence P.103 Area O, as Area O is defined in the Restated Northern Waters Joint Operating Agreement dated 9th November 1995 as amended.

(3) in respect of the Buckland SPA, the Base Consideration as therein defined shall be allocated by Centrica between Areas G and W and a notice, supplemental to that served on the Area G parties and the Area W parties on 10th August 2005, shall be served by Kerr-McGee on the Area G parties and the Area W parties stating such allocated consideration.

Please sign and return the enclosed copy of this letter indicating your agreement to it.

Yours faithfully

TERENCE JUPP

Kerr McGee North Sea (UK) Limited

ANTHONY C. HENSHAW

Agreed for Centrica Resources Limited